                                                                      EXHIBIT 12

                        CERTIFICATE OF SOLE SHAREHOLDER

     Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury QA Equity Series, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                              FUND ASSET MANAGEMENT, LP


                              By:  PRINCETON SERVICES, INC.
                              GENERAL PARTNER


                              By:
                                 --------------------------



Dated:                    , 2000
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
------------------------------------------------------------------------------------------------------
                                       Number of        Number of        Number of        Number of
                                         Class            Class            Class            Class
           Name of Fund                I Shares         A Shares         B Shares         C Shares
           ------------                --------         --------         --------         --------
------------------------------------------------------------------------------------------------------
Mercury QA Large Cap Core Fund                  416              416              416              416
------------------------------------------------------------------------------------------------------
Mercury QA Large Cap Value Fund                 416              416              416              416
------------------------------------------------------------------------------------------------------
Mercury QA Large Cap Growth Fund                417              417              417              417
------------------------------------------------------------------------------------------------------
Mercury QA Mid Cap Fund                         417              417              417              417
------------------------------------------------------------------------------------------------------
Mercury QA Small Cap Fund                       417              417              417              417
------------------------------------------------------------------------------------------------------
Mercury QA International Fund                   417              417              417              417
------------------------------------------------------------------------------------------------------